EXHIBIT 2










                          PLAN OF MERGER

                              AMONG

                        ANTEC CORPORATION,

                         TSX CORPORATION

                               AND









                         OCTOBER 28, 1996

                          PLAN OF MERGER


          PLAN OF MERGER (this "Agreement"), dated October 28, 1996, by and among ANTEC CORPORATION, 2850 West Golf Road, Rolling Meadows, Illinois 60008, a Delaware corporation ("ANTEC"), TSX CORPORATION, 4849 North Mesa, Suite 200, El Paso, Texas 79912, a Nevada corporation ("TSX"), and TSX ACQUISITION CORPORATION, 2850 West Golf Road, Rolling Meadows, Illinois 60008, a Nevada corporation ("Merger Sub").

          WHEREAS, the Boards of Directors of ANTEC, TSX and Merger Sub have determined that it is in the best interests of their respective corporations and their stockholders to consummate the business combination transaction provided for herein in which Merger Sub will merge with and into TSX (the "Merger"), so that TSX is the resulting corporation (hereinafter sometimes called the "Resulting Corporation") in the Merger; and

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                            ARTICLE I
                            THE MERGER
                            ----------

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Nevada Revised Statutes Chapters 78 and 92A (the "NRS"), at the Effective Time (as defined in Section 1.2), Merger Sub shall merge with and into TSX, which shall be the Resulting Corporation in the Merger and shall continue its corporate existence under the laws of the State of Nevada. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

         1.2 EFFECTIVE TIME. The Merger shall become effective upon the filing of Articles of Merger with the Secretary of State of the State of Nevada (the "Nevada Secretary"). The parties shall each use reasonable efforts to cause Articles of Merger to be filed on the Closing Date (as defined in Section 1.10). The term "Effective Time" shall be the date and time when the Merger becomes effective, in accordance with this Section 1.2.

         1.3   EFFECTS OF THE MERGER.  At and after the Effective
Time, the Merger shall have the effects set forth in Section
92A.250 of the NRS.

         1.4   CONVERSION OF TSX COMMON STOCK; TREATMENT OF ANTEC
COMMON STOCK.

              (a) At the Effective Time, subject to Section 2.2, by virtue of the Merger and without any action on the part of TSX, or the holder of any securities, each share of the common stock, $.01 par value, of TSX (the "TSX Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share (the "TSX Exchange Ratio") of the common stock, par value $.01 per share, of ANTEC (the "ANTEC Common Stock").

              (b)   All of the shares of TSX Common Stock
     converted into ANTEC Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Stock Certificate") previously representing any such shares of TSX Common Stock shall thereafter represent only the right to receive a certificate representing the number of whole shares of ANTEC Common Stock into which the Common Stock Certificates previously representing shares of TSX Common Stock have been converted pursuant to this Section 1.4. Such Common Stock Certificates shall be exchanged for certificates representing whole shares of ANTEC Common Stock issued in consideration therefor upon the surrender of such Common Stock Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of ANTEC Common Stock or TSX Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the TSX Exchange Ratio.

              (c) At the Effective Time, all shares of TSX Common Stock that are owned by TSX as treasury stock, if any, shall be canceled and shall cease to exist, and no stock of ANTEC or other consideration shall be delivered in exchange therefor.

              (d) Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one share of TSX so that after the Merger the only outstanding shares of TSX shall be owned by ANTEC.

              (e) Each share of ANTEC Common Stock outstanding prior to the Merger shall, after the Effective Time, continue to be an outstanding share of ANTEC Common Stock.

         1.5 OPTIONS. At the Effective Time, each option granted by TSX to purchase shares of TSX Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of TSX Common Stock and shall be converted automatically into an option to purchase the same number of shares of ANTEC Common Stock at the same exercise price and otherwise subject to the terms of the TSX stock option plans and agreements under which they were issued and which relate thereto, as certain of such agreements are amended as described in Schedule 3.18 to the TSX Disclosure Schedules. The foregoing may, at ANTEC's election, be accomplished through the amendment of existing options or plans or through the issuance of replacement options.

         1.6 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, an amended and restated Articles of Incorporation of TSX shall be filed with the Nevada Secretary so that the Amended and Restated Articles of Incorporation of Merger Sub, substantially in the form attached as Exhibit A hereto, shall be the Amended and Restated Articles of Incorporation of the Resulting Corporation until thereafter amended in accordance with applicable law.

         1.7 BY-LAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the By-Laws of TSX substantially in the form attached as Exhibit B hereto shall be the By-Laws of the Resulting Corporation until thereafter amended in accordance with applicable law.

         1.8 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section
368(a)(i)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section
368 of the Code.

         1.9 PLANS FOR MANAGEMENT SUCCESSION. At the Effective Time, without further action, the Boards of Directors and the officers of ANTEC and TSX shall be as set forth in Schedule 1.9 to the ANTEC Disclosure Schedules. The Board of Directors of ANTEC shall take all action necessary to elect the individuals named in Schedule 1.9 to the ANTEC Disclosure Schedules as directors and officers.

        1.10 CLOSING. Subject to the terms and conditions of this Agreement, including but not limited to the provisions of
Article VII of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than the third business day after the date on which all of the conditions precedent to the Merger set forth in Sections 7.1, 7.2 and 7.3 have occurred, unless such date is extended by mutual agreement of the parties (the "Closing Date").

                           ARTICLE II
                       CONVERSION OF SHARES
                       --------------------

         2.1 ANTEC TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, ANTEC shall deposit, or shall cause to be deposited, with a bank, trust company or other entity reasonably acceptable to TSX (the "Exchange Agent"), for the benefit of the holders of TSX Common Stock Certificates (collectively, the "Certificates"), for exchange in accordance with this Article II, certificates representing the shares of ANTEC Common Stock (such certificates for shares of ANTEC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Conversion Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of TSX Common Stock.

         2.2   EXCHANGE OF SHARE CERTIFICATES.

              (a) As soon as practicable after the Effective Time, and in no event later than ten business days thereafter, ANTEC shall cause the Exchange Agent to mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of ANTEC Common Stock into which the shares of TSX Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of ANTEC Common Stock to which such holder of TSX

     Common Stock shall have become entitled pursuant to the provisions of Article I and the Certificate so surrendered shall forthwith be canceled.

              (b) If any certificate representing shares of ANTEC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of ANTEC Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

              (c) After the Effective Time, there shall be no transfers on the stock transfer books of TSX of the shares of TSX Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of ANTEC Common Stock as provided in this Article II.

              (d) Any portion of the Conversion Fund that remains unclaimed by the stockholders of TSX for 12 months after the Effective Time shall be paid to ANTEC. Any stockholders of TSX who have not theretofore complied with this Article II shall thereafter look only to ANTEC for the issuance of certificates representing shares of ANTEC Common Stock and any unpaid dividends and distributions on the ANTEC Common Stock deliverable in respect of each share of TSX Common Stock without any interest thereon. Notwithstanding the foregoing, none of ANTEC, Merger Sub, TSX, the Exchange Agent or any other person shall be liable to any former holder of shares of TSX Common Stock, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by ANTEC, the posting by such person of a bond in such amount as ANTEC may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of ANTEC Common Stock deliverable in respect thereof pursuant to this Agreement.


                           ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF TSX
              -------------------------------------

          Except as disclosed in the TSX disclosure schedules delivered to ANTEC concurrently herewith (the "TSX Disclosure
Schedules") as referenced herein, TSX hereby represents and warrants to ANTEC as follows:

         3.1   CORPORATE ORGANIZATION.

              (a) TSX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. TSX has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on TSX. True and complete copies of the Articles of Incorporation and By-Laws of TSX, as in effect as of the date of this Agreement, have previously been made available by TSX to ANTEC. As used in this Agreement, the term "Material Adverse Effect" means, with respect to TSX, ANTEC or Merger Sub, as the case may be, a material adverse effect on the condition (financial or otherwise), business, properties, business relationships, prospects or results of operations of such party and its Subsidiaries taken as a whole, but without intending to be inclusive of all other matters, it is agreed that the effect thereon of the items described on
     Schedule 3.1 to the TSX Disclosure Schedules or on Schedule
     4.1 to the ANTEC Disclosure Schedules shall not singularly or in the aggregate with other events constitute a Material Adverse Effect. The word "Subsidiary" when used with respect to any party means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

              (b) As of the date of this Agreement the only direct or indirect Subsidiaries of TSX (the "TSX Subsidiaries") are as set forth in Exhibit 21 to the TSX Form 10-K (as defined in Section 3.5). Except as set forth on Schedule 3.1 to the TSX Disclosure Schedules and for investments individually less than $500,000 and in the aggregate less than $1,000,000, TSX does not own, directly or indirectly, and has not agreed to make any such investment in, any voting stock or equity securities of any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, other than the TSX Subsidiaries.

              (c) Each TSX Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on TSX, and
     (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

              (d) Except as set forth in Schedule 3.1 to the TSX Disclosure Schedules, the minute books of TSX and of each of the TSX Subsidiaries have been made available to ANTEC and accurately reflect in all material respects all corporate meetings held or actions taken since incorporation by the stockholders and Boards of Directors of TSX and each TSX Subsidiary, respectively (including committees of the Boards of Directors of TSX and the TSX Subsidiaries).

         3.2   CAPITALIZATION.

              (a) The authorized capital stock of TSX consists of 50,000,000 shares of TSX Common Stock, of which, as of September 30, 1996, 15,423,666 shares were issued and outstanding, and 10,000,000 shares of preferred stock, $.01 par value, of which, as of September 30, 1996, no shares were issued and outstanding. As of September 30, 1996, no shares of TSX Common Stock were held in treasury. All of the issued and outstanding shares of TSX Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except in connection with the plans and agreements disclosed on Schedule 3.2 to the TSX Disclosure Schedules, TSX does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of TSX Common Stock or any other equity securities of TSX or any securities representing the right to purchase or otherwise receive any shares of the capital stock of TSX. Except in connection with the plans and agreements disclosed on Schedule 3.2 to the TSX Disclosure Schedules, no shares of TSX Common Stock have been reserved for issuance. Except as disclosed in Schedule 3.2 to the TSX Disclosure Schedules, since September 30, 1996, TSX has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except upon exercise of stock options outstanding on September 30, 1996 and stock options issued thereafter as permitted by Section 5.2(b) of this Agreement. TSX has no fractional shares outstanding.

              (b) TSX owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the TSX Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"). All of the shares of capital stock of TSX are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No TSX Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such TSX Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such TSX Subsidiary.

         3.3   AUTHORITY; NO VIOLATION.

              (a) TSX has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of TSX. The Board of Directors of TSX has directed that this Agreement and the transactions contemplated hereby be submitted to TSX's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of TSX Common Stock, no other corporate proceedings on the part of TSX are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TSX and (assuming due authorization, execution and delivery by ANTEC and Merger Sub) constitutes a valid and binding obligation of TSX, enforceable against TSX in accordance with its terms.

              (b) Neither the execution and delivery of this Agreement by TSX nor the consummation by TSX of the transactions contemplated hereby, nor compliance by TSX with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of TSX, or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TSX or any of the TSX Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of TSX or any of the TSX Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TSX or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on TSX.

         3.4   CONSENTS AND APPROVALS.  Except as set forth in
Schedule 3.4 of the TSX Disclosure Schedules, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by TSX of this Agreement and the consummation by TSX of the Merger and the other transactions contemplated hereby except for (a) the filing with the Department of Justice and Federal Trade Commission of any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (b) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement (the "Joint Proxy Statement") in definitive form relating to the meetings of TSX and ANTEC's stockholders to be held in connection with this

Agreement and the transactions contemplated hereby and the registration statement on Form S-4 (the "S-4") in which such Joint Proxy Statement will be included as a prospectus, (c) the filing of Articles of Merger with the Nevada Secretary under the NRS, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of ANTEC Common Stock pursuant to this Agreement, (e) the approval of an application to list the ANTEC Common Stock on The Nasdaq Stock Market's National Market, subject to official notice of issuance, and (f) the approval of this Agreement by the requisite vote of the stockholders of TSX.

         3.5 FINANCIAL STATEMENTS. TSX has previously made available to ANTEC copies of (a) the consolidated balance sheets of TSX and its Subsidiaries as of April 30, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years ended April 30, 1994, 1995 and 1996, inclusive, as reported in TSX's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 (the "TSX Form 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to TSX, and (b) the unaudited consolidated balance sheet of TSX and the TSX Subsidiaries as of July 27, 1996, and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three-month period then ended as reported in TSX's Quarterly Report on Form 10-Q for the period ended July 27, 1996 filed with the SEC under the Exchange Act (the "TSX First Quarter 10-Q"). The April 30, 1996 and July 27, 1996 consolidated balance sheets of TSX (including the related notes, where applicable) fairly present the consolidated financial position of TSX and the TSX Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of TSX and the TSX Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules, regulations and interpretations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of TSX and the TSX Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         3.6 BROKER'S FEES. Other than TSX's agreement with Allen & Company Incorporated to serve as a financial advisor to TSX and provide a fairness opinion in connection with the Merger and related transactions contemplated by this Agreement, a copy of which agreement has been provided to ANTEC, neither TSX nor any TSX Subsidiary nor any of their respective officers or directors has employed any financial advisor, broker or finder or incurred any liability for any financial advising, broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

         3.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.

              (a) Except as publicly disclosed in TSX Reports (as defined in Section 3.10) filed prior to the date hereof or as disclosed in Schedules 3.1 or 3.7 to the TSX Disclosure Schedules, since July 27, 1996, (i) TSX and the TSX Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on TSX or is reasonably likely to have a Material Adverse Effect on ANTEC.

              (b) Except as publicly disclosed in the TSX Reports filed prior to the date hereof or as disclosed in Schedules 3.1 or 3.7 to the TSX Disclosure Schedules or as contemplated by this Agreement, since July 27, 1996, TSX and each TSX Subsidiary have carried on their respective businesses in all material respects in the ordinary and usual course.

         3.8   LEGAL PROCEEDINGS.

              (a) Except as set forth in Schedule 3.8 to the TSX Disclosure Schedules or as would not have a Material Adverse Effect on TSX, there are no pending or, to the best of TSX's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against TSX or any of the TSX Subsidiaries or their respective properties, assets, operations or business, or challenging the validity or propriety of the transactions contemplated by this Agreement.

              (b) Except as would not have a Material Adverse Effect on TSX, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon TSX, any of the TSX Subsidiaries or the assets of TSX or any of the TSX Subsidiaries.

         3.9   TAXES AND TAX RETURNS.

              (a) Each of TSX and the TSX Subsidiaries has duly filed all federal, state, county, foreign and, to the best of TSX's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.9(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined. From TSX's emergence from bankruptcy in fiscal year 1988 through the date hereof, the income tax returns of TSX and the TSX Subsidiaries have never been examined by the Internal Revenue Service (the "IRS"). There are no material disputes pending, or claims asserted for, Taxes or assessments upon TSX or any of the TSX Subsidiaries for which TSX does not have adequate reserves, nor has TSX or any of the TSX Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county, foreign or local income tax return for any period. In addition, (i) proper and accurate amounts have been withheld by TSX and each of the TSX Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, foreign and local laws, except where failure to do so would not have a Material Adverse Effect on TSX, (ii) federal, state, foreign, county and local returns which are accurate and complete in all material respects have been filed by TSX and each of the TSX Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, (iii) for purposes of TSX's books and records and financial statements, Taxes have been computed in accordance with all applicable laws,
     (iv) the amounts shown on such federal, state, foreign, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by TSX in its consolidated financial statements as of April 30, 1996, and (v) there are no Tax liens upon any property or assets of TSX or any of the TSX Subsidiaries except liens for current taxes not yet due or that, individually or in the aggregate, would not have a Material Adverse Effect on TSX. Neither TSX nor any of the TSX Subsidiaries has been required to include in income any adjustment pursuant to
     Section 481 of the Code by reason of a voluntary change in accounting method initiated by TSX or any of the TSX Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section
     3.5 or as disclosed in Schedule 3.7 to the TSX Disclosure Schedules, neither TSX nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code.

              (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

         3.10 SEC REPORTS. TSX has previously made available to ANTEC an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since October 1, 1993 by TSX with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "TSX Reports") and prior to the date hereof and (b) communication mailed by TSX to its stockholders since October 1, 1993 and prior to the date hereof. None of the TSX Reports or such communications to stockholders contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since October 1, 1993, TSX has timely filed all TSX Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all TSX Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         3.11 COMPLIANCE WITH APPLICABLE LAW. TSX and each of the TSX Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to TSX or any of the TSX Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on TSX.

         3.12  CERTAIN CONTRACTS.

              (a)   Except as set forth in Schedules 3.12 or
     3.18 to the TSX Disclosure Schedules or as contained as an exhibit to the TSX Form 10-K, neither TSX nor any of its
     Subsidiaries is a party to or bound by:

                   (i) any contract, arrangement, commitment or understanding (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from TSX, ANTEC or Merger Sub or any of their respective Subsidiaries to any officer, director or employee thereof;

                  (ii) any contract, arrangement, commitment or understanding (whether written or oral) which would materially restrict the conduct of any line of business; or

                 (iii) any contract, arrangement, commitment or understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a), whether or not set forth in the TSX Disclosure Schedules, is referred to herein as a "TSX Contract," and, except as disclosed on

     Schedules 3.8 or 3.18 to the TSX Disclosure Schedules, neither TSX nor any of the TSX Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto, which, individually or in the aggregate, would have a Material Adverse Effect on TSX or ANTEC.

              (b) Except as set forth on Schedule 3.12, (i) except as would not, individually or in the aggregate, have a Material Adverse Effect on TSX, each TSX Contract is valid and binding on TSX or any of the TSX Subsidiaries, as applicable, and is in full force and effect, (ii) TSX and each of the TSX Subsidiaries has performed all obligations required to be performed by it to date under each TSX Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of TSX or any of the TSX Subsidiaries under any such TSX Contract.

         3.13  UNDISCLOSED LIABILITIES.  Except as described in
Schedule 3.1 or 3.7 to the TSX Disclosure Schedules and for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of TSX included in the TSX First-Quarter 10-Q or the TSX Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice since July 27, 1996, neither TSX nor any of the TSX Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on TSX.

         3.14 PATENTS, TRADEMARKS, ETC. TSX and each of the TSX Subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of TSX and each of the TSX Subsidiaries, the lack of which would have a Material Adverse Effect on TSX, and except as disclosed in Schedule 3.14 to the TSX Disclosure Schedules, TSX does not have any knowledge of any conflict with the rights of TSX and each of the TSX Subsidiaries therein or any knowledge of any conflict by them with the rights of others therein which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on TSX.

         3.15 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitration or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the best of TSX's knowledge, threatened against TSX seeking to impose, or that could reasonably result in the imposition, on TSX of any liability or obligation arising under common law or under any local, state, federal or foreign environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on TSX. To the best of TSX's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on TSX. TSX is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on TSX.

         3.16 FAIRNESS OPINION. TSX has received the written opinion of Allen & Company Incorporated, financial advisors to TSX, dated the date hereof, to the effect that the consideration to be received in the Merger by TSX's stockholders is fair to the stockholders of TSX from a financial point of view.

         3.17 POOLING OF INTERESTS. As of the date of this Agreement, after discussions with KPMG Peat Marwick LLP, TSX has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

         3.18 OFFICERS AND OTHER AFFILIATES. At or prior to the date of this Agreement, the contracts and other arrangements with the officers and other affiliates of TSX have been implemented or modified as described in Schedule 3.18 to the TSX Disclosure Schedules.

         3.19 APPROVAL OF BOARD OF DIRECTORS. The Board of Directors of TSX has approved, prior to the date hereof, the Merger and all related transactions, including the Voting Agreement referred to in Section 4.18, pursuant to subsection (a) of Article Ninth of the Articles of Incorporation of TSX and the applicable provisions of NRS.

         3.20 REPRESENTATIONS AND WARRANTIES. Other than the representations and warranties contained in this Article III, TSX makes no representations and warranties in connection with this Agreement.

                           ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES
                     OF ANTEC AND MERGER SUB
                  ------------------------------

          Except as disclosed in the ANTEC disclosure schedules delivered to TSX concurrently herewith (the "ANTEC Disclosure
Schedules") as referenced herein, ANTEC and Merger Sub hereby represent and warrant to TSX as follows:

         4.1   CORPORATE ORGANIZATION.

               (a)  ANTEC is a corporation duly organized,
     validly existing and in good standing under the laws of the State of Delaware. ANTEC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on ANTEC. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Merger Sub has not engaged in any business (other than certain organizational matters) since it was incorporated and does not have any contractual liabilities, commitments, or obligations (other than pursuant to this Agreement) or any assets (other than cash representing its initial capitalization). True and complete copies of the Certificate of Incorporation and By-Laws of ANTEC, and the Articles of Incorporation and By-Laws of Merger Sub, each as in effect as of the date of this Agreement, have previously been made available by ANTEC to TSX.

              (b) As of the date of this Agreement, the only direct or indirect Subsidiaries of ANTEC (the "ANTEC Subsidiaries") are as set forth in Schedule 4.1 to the ANTEC Disclosure Schedules. Except as set forth on Schedule 4.1 to the ANTEC Disclosure Schedules and for investments individually less than $500,000 and in the aggregate less than $1,000,000, ANTEC does not own, directly or indirectly, and has not agreed to make any such investment in, any voting stock or equity securities of any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, other than the ANTEC Subsidiaries.

              (c) Each ANTEC Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on ANTEC, and
     (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

              (d) The minute books of ANTEC and of each of the ANTEC Subsidiaries have been made available to TSX and accurately reflect in all material respects all corporate meetings held or actions taken since incorporation by the stockholders and Boards of Directors of ANTEC and each ANTEC Subsidiary, respectively (including committees of the Boards of Directors of ANTEC and the ANTEC Subsidiaries).

         4.2   CAPITALIZATION.

              (a)   The authorized capital stock of ANTEC
     consists of 50,000,000 shares of ANTEC Common Stock, of which, as of September 30, 1996, 22,895,461 shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which, as of September 30, 1996 no shares were issued and outstanding. As of September 30, 1996, no shares of ANTEC Common Stock were held in treasury. All of the issued and outstanding shares of ANTEC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Authorized capital stock of Merger Sub consists of 1,000 shares as common stock, $.01 par value, of which, as of the date of this Agreement, 100 shares are validly issued and outstanding, fully paid and non-assessable. Except in connection with the plans and agreements as set forth on Schedule 4.2 to the ANTEC Disclosure Schedules, ANTEC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of the capital stock of ANTEC. Except in connection with plans and agreements disclosed on Schedule 4.2 to the ANTEC Disclosures Schedules, no shares of ANTEC Common Stock have been reserved for issuance. Since September 30, 1996, ANTEC has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except upon exercise of employee stock options outstanding on September 30, 1996 and except for stock options, SARs and other benefits granted to employees of ANTEC in January 1997 consistent with its prior practices.

              (b) ANTEC owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the ANTEC Subsidiaries, free and clear of any Liens. All of the shares of capital stock of each of the ANTEC Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No ANTEC Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such ANTEC Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such ANTEC Subsidiary.

         4.3   AUTHORITY; NO VIOLATION.

              (a)   Each of ANTEC and Merger Sub has full
     corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each of ANTEC and Merger Sub of this Agreement and the consummation by each of ANTEC and Merger Sub of the transactions contemplated on its part hereby have been duly and validly approved by its Board of Directors. The Board of Directors of ANTEC has directed that this Agreement and the transactions contemplated hereby be submitted to ANTEC's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the shares of ANTEC Common Stock represented at the meeting, no other corporate proceedings on the part of ANTEC or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby.
     This Agreement has been duly and validly executed and delivered by ANTEC and Merger Sub and (assuming due authorization, execution and delivery by TSX) constitutes a valid and binding obligation of ANTEC and Merger Sub, enforceable against ANTEC and Merger Sub in accordance with its terms.

              (b) Neither the execution and delivery of this Agreement by ANTEC and Merger Sub nor the consummation by ANTEC and Merger Sub of the transactions contemplated hereby, nor compliance by ANTEC and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of ANTEC, or the Articles of Incorporation or By-Laws of Merger Sub, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ANTEC or any of the ANTEC Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of ANTEC or any of the ANTEC Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ANTEC or any of the ANTEC Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on ANTEC.

         4.4   CONSENTS AND APPROVALS.  Except as set forth in
Schedule 4.4 to the ANTEC Disclosure Schedules, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by ANTEC of this Agreement and the consummation by ANTEC of the Merger and the other transactions contemplated hereby except for (a) the filing with the Department of Justice and Federal Trade Commission of any filings required under the HSR Act, (b) the filing with the SEC of the Joint Proxy Statement and the S-4 in which such Joint Proxy Statement will be included as a prospectus, (c) the filing of Articles of Merger with the Nevada Secretary under the NRS, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of ANTEC Common Stock pursuant to this Agreement, (e) the approval of an application to list the ANTEC Common Stock on The Nasdaq Stock Market's National Market, subject to official notice of issuance, and (f) the approval of this Agreement by the requisite vote of the stockholders of TSX.

         4.5 FINANCIAL STATEMENTS. ANTEC has previously made available to TSX copies of (a) the consolidated balance sheets of ANTEC and its Subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 1993, 1994 and 1995, inclusive, as reported in ANTEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "ANTEC Form 10-K") filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to ANTEC, and (b) the unaudited consolidated balance sheet of ANTEC and its Subsidiaries as of June 30, 1996 and June 30, 1995 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three- and six-month periods then ended as reported in ANTEC's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "ANTEC Second Quarter 10-Q"). The December 31, 1995 and June 30, 1996 consolidated balance sheets of ANTEC (including the related notes, where applicable) fairly present the consolidated financial position of ANTEC and the ANTEC Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of ANTEC and the ANTEC Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules, regulations and interpretations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of ANTEC and the ANTEC Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         4.6 BROKER'S FEES. Other than ANTEC's agreement with an investment bank satisfactory to ANTEC to serve as a financial advisor to ANTEC and provide a fairness opinion in connection with the Merger and related transactions contemplated by this Agreement, a copy of which agreement has been provided to TSX, neither ANTEC nor any ANTEC Subsidiary nor any of their respective officers or directors has employed any financial advisor, broker or finder or incurred any liability for any financial advising, broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

         4.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.

              (a) Except as publicly disclosed in ANTEC Reports (as defined in Section 4.10) filed prior to the date hereof or as disclosed on Schedules 4.1 or 4.7 to the ANTEC Disclosure Schedules, since June 30, 1996, (i) ANTEC and the ANTEC Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ANTEC.

              (b) Except as publicly disclosed in the ANTEC Reports filed prior to the date hereof or as disclosed in Schedules 4.1 or 4.7 to the ANTEC Disclosure Schedules or as contemplated by this Agreement, since June 30, 1996, ANTEC and the ANTEC Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

         4.8   LEGAL PROCEEDINGS.

              (a) Except as set forth in Schedule 4.8 to the ANTEC Disclosure Schedules or as would not have a Material Adverse Effect on ANTEC, there are no pending or, to the best of ANTEC's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against ANTEC or any of the ANTEC Subsidiaries or their respective properties, assets, operations or business, or challenging the validity or propriety of the transactions contemplated by this Agreement.

              (b) Except as would not have a Material Adverse Effect on ANTEC, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon ANTEC, any of the ANTEC Subsidiaries or the assets of ANTEC or any of the ANTEC Subsidiaries.

         4.9 TAXES AND TAX RETURNS. Each of ANTEC and the ANTEC Subsidiaries has duly filed all federal, state, county, foreign and, to the best of ANTEC's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined. As of the date hereof, the income tax returns of ANTEC and the ANTEC Subsidiaries have never been examined by the IRS. There are no material disputes pending, or claims asserted for, Taxes or assessments upon ANTEC or any of the ANTEC Subsidiaries for which ANTEC does not have adequate reserves, nor has ANTEC or any of the ANTEC Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county, foreign or local income tax return for any period, except as described in Schedule 4.9 to the ANTEC Disclosure Schedules. In addition, (i) proper and accurate amounts have been withheld by ANTEC and the ANTEC Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, foreign and local laws, except where failure to do so would not have a Material Adverse Effect on ANTEC, (ii) federal, state, foreign, county and local returns which are accurate and complete in all material respects have been filed by ANTEC and each of the ANTEC Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, (iii) for purposes of ANTEC's books and records and financial statements, taxes have been computed in accordance with all applicable laws,
(iv) the amounts shown on such federal, state, foreign, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by ANTEC in its consolidated financial statements as of December 31, 1995, and
(v) there are no Tax liens upon any property or assets of ANTEC or any of the ANTEC Subsidiaries except liens for current taxes not yet due or that, individually or in the aggregate, would not have a Material Adverse Effect on ANTEC. Except as described on
Schedule 4.9 to the ANTEC Disclosure Schedules, neither ANTEC nor any of the ANTEC Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by ANTEC or any of the ANTEC Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 4.5 or as disclosed in Schedule 4.9 to the ANTEC Disclosure Schedules, neither ANTEC nor any of the ANTEC Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code.

         4.10 SEC REPORTS. ANTEC has previously made available to TSX an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since October 1, 1993 by ANTEC with the SEC pursuant to the Securities Act or the Exchange Act (the "ANTEC Reports") and prior to the date hereof and (b) communication mailed by ANTEC to its stockholders since October 1, 1993 and prior to the date hereof. None of the ANTEC Reports or such communications to stockholders contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since October 1, 1993, ANTEC has timely filed all ANTEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all ANTEC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         4.11 COMPLIANCE WITH APPLICABLE LAW. ANTEC and each of the ANTEC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to ANTEC or any of the ANTEC Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on ANTEC.

         4.12  CERTAIN CONTRACTS.

              (a)   Except as set forth in Schedule 4.12 to the
     ANTEC Disclosure Schedules or as contained as an exhibit to the ANTEC Form 10-K, neither ANTEC nor any of the ANTEC
     Subsidiaries  is a party to or bound by:

                   (i) any contract, arrangement, commitment or understanding (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from ANTEC, TSX, Merger Sub, or any of their respective Subsidiaries to any officer, director or employee thereof;

                  (ii) any contract, arrangement, commitment or understanding (whether written or oral) which would materially restrict the conduct of any line of business currently being conducted by TSX;

                 (iii) any contract, arrangement, commitment or understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Each contract, arrangement, commitment or understanding of the type described in this Section 4.12(a), whether or not set forth in the ANTEC Disclosure Schedules, is referred to herein as a "ANTEC Contract," and neither ANTEC nor any of the ANTEC Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on ANTEC.

              (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on ANTEC, or as is disclosed on Schedule 4.4 to the ANTEC Disclosure Schedules
     (i) each ANTEC Contract is valid and binding on ANTEC or any of the ANTEC Subsidiaries, as applicable, and is in full force and effect, (ii) ANTEC and each of the ANTEC Subsidiaries has performed all obligations required to be performed by it to date under each ANTEC Contract and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of ANTEC or any of the ANTEC Subsidiaries under any such ANTEC Contract.

         4.13  UNDISCLOSED LIABILITIES.  Except as described in
Schedule 4.1 or 4.7 to the ANTEC Disclosure Schedules and for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of ANTEC included in the ANTEC Second-Quarter 10-Q or the ANTEC Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither ANTEC nor any of the ANTEC Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on ANTEC.

         4.14 PATENTS, TRADEMARKS, ETC. ANTEC and each of the ANTEC Subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of ANTEC and each of the ANTEC Subsidiaries, the lack of which would have a Material Adverse Effect on ANTEC, and except as disclosed in Schedule 4.8 to the ANTEC Disclosure Schedules, ANTEC does not have any knowledge of any conflict with the rights of ANTEC and each of the ANTEC Subsidiaries therein or any knowledge of any conflict by them with the rights of others therein which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on ANTEC.

         4.15 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitration or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the best of ANTEC's knowledge, threatened against ANTEC seeking to impose, or that could reasonably result in the imposition, on ANTEC of any liability or obligation arising under common law or under any local, state, federal or foreign environmental statute, regulation or ordinance including, without limitation, CERCLA which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on ANTEC. To the best of ANTEC's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on ANTEC. ANTEC is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on ANTEC.

         4.16 POOLING OF INTERESTS. As of the date of this Agreement, after discussions with Ernst & Young LLP, ANTEC has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

         4.17 OFFICERS AND OTHER AFFILIATES. At or prior to the date of this Agreement the contracts and other arrangements with the officers and other affiliates of ANTEC have been implemented or modified as described in Schedule 4.17 to the ANTEC Disclosure Schedules.

         4.18 OWNERSHIP OF TSX STOCK. Neither ANTEC nor any of the ANTEC Subsidiaries is an "Interested Stockholder" of TSX as defined in Article Ninth of the Articles of Incorporation of TSX, except insofar as they could be considered an "Interested

Stockholder" as a result of entering into the Voting Agreement dated as of October 28, 1996, between ANTEC and Tele-Communications, Inc. or one of its affiliates. As of the date of this Agreement, neither ANTEC nor the ANTEC Subsidiaries nor any of their respective affiliates own (directly or indirectly, beneficially or of record) any shares of TSX Common Stock and neither ANTEC nor any of the ANTEC Subsidiaries own any rights to acquire any shares of TSX Stock, except pursuant to this Agreement and insofar as they could be considered an "Interested Stockholder" as a result of entering into the Voting Agreement dated as of October 28, 1996, between ANTEC and Tele-Communications, Inc. or one of its affiliates. The above representations have been included in this Agreement in order to fully inform TSX of ANTEC's arrangement with Tele-Communications, Inc. and no implication shall be drawn from the foregoing as to whether ANTEC is an "Interested Stockholder."

         4.19 REPRESENTATIONS AND WARRANTIES. Other than the representations and warranties contained in this Article IV, ANTEC makes no representations and warranties in connection with this Agreement.


                            ARTICLE V
            COVENANTS RELATING TO CONDUCT OF BUSINESS
            -----------------------------------------

         5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the ANTEC Disclosure Schedules and the TSX Disclosure Schedules), each of ANTEC and TSX shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in good faith in the usual, regular and ordinary course consistent with past practice, (b) use reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and, except as otherwise contemplated by the agreements listed on Schedule 3.18 to the TSX Disclosure Schedules, retain the services of its key officers and key employees, it being understood that so long as TSX uses such reasonable efforts the failure of any officer or employee of TSX to remain an officer or employee of TSX or any TSX Subsidiary shall not constitute a breach of this covenant, and (c) take no action which would adversely affect or delay the ability of either ANTEC or TSX to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

         5.2 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the ANTEC Disclosure Schedules or the TSX Disclosure Schedules, as the case may be, or, except as expressly contemplated or permitted by this Agreement, neither ANTEC nor TSX shall, or shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

              (a) other than in the ordinary course of business consistent with past practice, (i) incur any indebtedness for borrowed money (other than pursuant to existing lines of credit or short-term indebtedness incurred in the ordinary course of business consistent with past practice, indebtedness of ANTEC to any of the ANTEC Subsidiaries or of any of the ANTEC Subsidiaries to ANTEC, or indebtedness of TSX to any of the TSX Subsidiaries or of any of the TSX Subsidiaries to TSX, as the case may be) (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or (iii) make any loan or advance;

              (b) (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock,
     (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, or (iv) issue any additional shares of capital stock except pursuant to the exercise of stock options or warrants outstanding as of the date hereof, including the 117,656 stock options reflected in Schedule 3.2 to the TSX Disclosure Schedules, except that
     (y) in January 1997, consistent with its prior practices, ANTEC may grant stock options, SAR or other benefits to employees of ANTEC pursuant to any ANTEC employee stock option or other benefit plan, and (z) provided that Tele-Communications, Inc. waives its preemptive rights with respect thereto in the event the Merger is consummated, from time to time TSX may in the ordinary course of business grant each supervisory (or more senior) employee hired subsequently to the date hereof, under its Long-Term Incentive Compensation Program, stock options to purchase up to 5,000 shares of TSX Common Stock, but not in excess of 40,000 in the aggregate.

              (c)   sell, transfer, mortgage, encumber or
     otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

              (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof or any existing joint venture;

              (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

              (f) other than in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, except that ANTEC may adopt and, if it deems appropriate, submit for stockholder approval a new stock option or other stock based incentive plan or may increase the number of shares or interests issuable under existing plans. Without by implication limiting the foregoing, no payments other than as set forth in Schedule 3.18 of the TSX Disclosure Schedules shall be made with respect to officers of TSX;

              (g) accelerate the vesting of any stock options or other stock-based compensation or any other compensation related benefits;

              (h)   settle any claim, action or proceeding
     involving money damages, except in the ordinary course of business consistent with past practice;

              (i) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code;

              (j) amend its certificate of incorporation or articles of incorporation, as the case may be, or its bylaws, except that ANTEC may increase its number of authorized shares of ANTEC Common Stock;

              (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

              (l) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.


                            ARTICLE VI
                      ADDITIONAL AGREEMENTS
                      ---------------------

         6.1   REGULATORY MATTERS; COOPERATION WITH RESPECT TO
FILING.

              (a) (i) ANTEC and TSX shall promptly prepare and file with the SEC the Joint Proxy Statement, (ii) ANTEC shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus, and (iii) ANTEC and TSX shall promptly prepare and file pre-merger notification forms with the Federal Trade Commission and the U.S. Department of Justice under the HSR Act. Each of ANTEC and TSX shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to mail or deliver the Joint Proxy Statement to their respective stockholders. ANTEC and TSX shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and TSX shall furnish all information concerning TSX and the holders of the TSX Common Stock, as may be reasonably requested in connection with any such action. In the event that the fairness opinion of Allen & Company Incorporated received by TSX's Board of Directors is subsequently withdrawn, the S-4 shall be amended to disclose such withdrawal.

              (b) The parties hereto shall cooperate with each other and shall each use reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. ANTEC and TSX shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to ANTEC or TSX, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

              (c) ANTEC and TSX shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of ANTEC or TSX or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Each of ANTEC and TSX covenants and agrees that none of the information which is furnished by ANTEC for inclusion, or which is included, in the S-4, the Joint Proxy Statement or any other statement, filing, notice or application made by or on behalf of ANTEC or TSX or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement will, at the respective times such documents are filed and, in the case of the S-4, when it becomes effective and, with respect to the Joint Proxy

     Statement, when mailed or at the time of the meetings of the stockholders of ANTEC and TSX, be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, ANTEC shall have no responsibility for the truth or accuracy of any information with respect to TSX or the TSX Subsidiaries included in the S-4, the Joint Proxy Statement, or any other statement, filing, notice or application filed with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, and TSX shall have no responsibility for the truth or accuracy of any information with respect to ANTEC or the ANTEC Subsidiaries included in the S-4, the Joint Proxy Statement, or any other statement, filing, notice or application filed with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

              (d) ANTEC and TSX shall promptly advise one another upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2   ACCESS TO INFORMATION.

              (a) Upon reasonable notice, each of ANTEC and TSX shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of ANTEC and TSX shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as such party may reasonably request, including, without limitation, minute books. Neither ANTEC nor TSX nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) violate or prejudice the rights of ANTEC's or TSX's, as the case may be, customers or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, or (ii) impair any attorney client privilege of the disclosing party. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

              (b)   Each of ANTEC and TSX shall hold all
     information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence and shall return all documents containing any information concerning the properties, business and assets of each other party that may have been obtained in the course of negotiations or examination of the affairs of each other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources). Each of ANTEC and TSX shall use such information solely for the purpose of conducting business, legal and financial reviews of the other party and for such other purposes as may be related to this Agreement. Nothing in this Agreement supersedes or otherwise affects the Confidentiality Agreement, dated as of August 16, 1996, between ANTEC and TSX, which shall remain in full force and effect in accordance with its terms. Notwithstanding the foregoing, restrictions contained in Section 2.7 of such Confidentiality Agreement shall not apply to ANTEC or TSX, as the case may be, after (a) the commencement by a third party, who is not an affiliate of ANTEC or TSX, as the case may be, or announcement by such third party of an intent to commence, a tender offer or exchange offer for 10% or more of the outstanding voting securities of the other party; (b) the acquisition by any person or group other than ANTEC or TSX, as the case may be, or any affiliate thereof, of beneficial ownership of more than 10% of the outstanding voting securities of the other party, other than institutional investors who are eligible to file a Schedule 13G with respect to its holdings; or (c) the entry of the other party into any agreement or letter of intent providing for a sale of all or substantially all of its assets or a merger or other business combination, as a result of which the holders of its outstanding voting securities immediately prior thereto would hold less than 60% of the outstanding voting securities of the surviving corporation.

              (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein. Without limitation of the foregoing, each party shall promptly notify the other party of any information obtained by such party during the course of any due diligence conducted by such party or its representatives in accordance with Section 6.2(a) which is materially inconsistent with any representation or warranty made by the other party under this Agreement; provided, however, that either party's failure to provide such notice to the other party shall not, in turn, be deemed to constitute a material breach of such party's obligations under this Agreement.

         6.3 STOCKHOLDERS' APPROVALS. Each of ANTEC and TSX shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon this Agreement, and, subject to the terms and conditions of this Agreement, each of ANTEC and TSX shall use reasonable efforts to cause such meetings to occur on the same date and each shall use all reasonable efforts to obtain stockholders approval of this Agreement and the Merger. ANTEC shall cause Merger Sub to approve the Merger and all related transactions.

         6.4 LEGAL CONDITIONS TO MERGER. Each of ANTEC and TSX shall, and shall cause its Subsidiaries to, use reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by ANTEC or TSX or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5   AFFILIATES; PUBLICATION OF COMBINED FINANCIAL
RESULTS.

              (a) To the extent not delivered prior to the date hereof, each of ANTEC and TSX shall use reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, for purposes of the tax treatment of the Merger, and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, not later than 30 days after the date of this Agreement, a written agreement, in the form of Exhibit C, providing, among other things, that such person will not sell, pledge, transfer or otherwise dispose of (i) any shares of ANTEC Common Stock or TSX Common Stock held by such "affiliate," except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of ANTEC and TSX, and
     (ii) any shares of ANTEC Common Stock to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

              (b) ANTEC shall use reasonable efforts to publish as promptly as reasonably practicable but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         6.6 LISTING OF ANTEC COMMON STOCK. ANTEC shall file an application with The Nasdaq Stock Market for approval to list the shares of ANTEC Common Stock on The Nasdaq Stock Market's National Market, subject to official notice of issuance, and ANTEC shall use all reasonable efforts to have such application approved prior to the Effective Time.

         6.7   INDEMNIFICATION; DIRECTORS' AND OFFICERS'
INSURANCE.

              (a)   For a period of six years after the Effective
     Time, or, if shorter, for so long as TSX is a Nevada corporation, ANTEC shall not cause or permit any amendment, repeal or other modification of the provisions of

                    (i)  Article TENTH of the articles of
          incorporation of the Resulting Corporation, as set forth in Exhibit A attached hereto, or

                   (ii)  Article VI of the By-laws of the
          Resulting Corporation, as set forth in Exhibit B attached hereto,

     in either case in any manner that would materially adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of TSX or any of its subsidiaries or affiliates or who are otherwise entitled to indemnification pursuant to such provisions in respect of actions or omissions occurring at or prior to the Effective Time

     (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by the NRS or applicable federal law, and then only to the extent of such applicable requirements of the NRS or federal law. To the extent TSX is unable for any reason (including but not limited to its failure to remain a Nevada corporation) to fulfill its obligations under the provisions of the articles of incorporation set forth in Exhibit A or the by-law provisions set forth in Exhibit B, ANTEC agrees to pay, perform and discharge all such obligations.

               (b)  (i) Prior to the Effective Time, to the
     extent any Claim (as defined below) arises out of the approval by the Board of Directors of TSX of this Agreement and the transactions contemplated hereby and this Agreement is not terminated by ANTEC pursuant to Section 8.1(b)(ii) based upon a material breach in the representations, warranties or covenants of TSX or the failure of TSX to comply with its obligations under this Agreement, ANTEC shall, and otherwise TSX shall, and (ii) from and after the Effective Time ANTEC and TSX jointly and severally shall indemnify, defend and hold harmless each person who is now, has been at any time prior to the date of this Agreement or becomes prior to Effective Time a director, officer, employee or agent of TSX or any of its subsidiaries, or is or was serving at the request of TSX as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, expenses (including but not limited to reasonable attorneys fees), judgments, fines and amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not unreasonably be delayed or withheld), or otherwise in connection with any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such Person is or was a director, officer, employee or agent of TSX or any of its subsidiaries or is or was serving at the request of TSX as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), whether or not such Claim was asserted prior to, at or after the Effective Time, in each case to the fullest extent permitted under the NRS (and shall pay expenses in advance of the final disposition of any such Claim to each Indemnified Party to the fullest extent permitted under the NRS, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified under the NRS).

               (c)  Without limiting the generality of the
     foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time):

                    (i) the Indemnified Party may retain counsel satisfactory to him with the consent of TSX and ANTEC, which consent of TSX and ANTEC with respect to such counsel retained by the Indemnified Party may not be unreasonably withheld or delayed. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such Claim unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties;

                   (ii)  TSX (or, after the Effective Time,
          ANTEC) shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received;

                  (iii)  TSX (or, after the Effective Time,
          ANTEC) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of TSX or ANTEC shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed; and

                   (iv)  Any determination to be made as to
          whether any Indemnified Party has met any standard of conduct imposed by law or the articles of incorporation or By-laws of the Resulting Corporation shall be made by legal counsel reasonably acceptable to such Indemnified Party and to ANTEC retained at the expense of ANTEC and the Indemnified Party based upon such legal counsel's assessment of the relative merits of the positions of the Indemnified Party and ANTEC.

               Notwithstanding the foregoing, ANTEC shall have the right to assume the defense of any Claim and upon such assumption ANTEC shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if ANTEC subsequently abandons such defense or counsel for the

     Indemnified Parties reasonably advises the Indemnified Parties that there is, under applicable standards of professional conduct, a conflict on any significant issue of interest between ANTEC and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with ANTEC, and ANTEC shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties.

               Any Indemnified Party wishing to claim
     indemnification under this Section 6.7, upon learning of any such Claim, shall notify TSX (but any failure so to notify shall not relieve TSX, ANTEC or the Resulting Corporation from any liability which it may have under this Section 6.7, except to the extent such failure prejudices such party), and shall deliver to TSX, ANTEC an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified under the NRS.

               (d) On or prior to the Closing Date, TSX shall obtain an extension of or "tail" to its existing Directors' and Officers' Liability Insurance Policy for a period of five years from and after the Effective Time for a single premium not exceeding $548,000 (the "D&O Policy").

               (e)  ANTEC and the Indemnified party shall
     cooperate in the defense and settlement of any Claim made against them based upon or arising out of any actual or alleged wrongful act (as such term may be defined in the applicable D&O Policy) occurring at or prior to the Effective Time. ANTEC and TSX shall provide any reasonable assistance or information that may be required by an Indemnified Party in connection with any such Claim. Neither ANTEC, TSX nor any of their respective representatives shall cause any action or inaction that could reasonably be expected to jeopardize or otherwise impair the rights or ability of the Indemnified Parties to recover loss amounts due under the D&O Policy.

               (f) In the event ANTEC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
     (ii) transfers or conveys all or substantially all of its properties and assets to any person, then and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of ANTEC assume the obligations set forth in this Section 6.7.

               (g)  The provisions of this Section 6.7 are
     intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs, legal representatives and successors.

         6.8 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest ANTEC with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, ANTEC.

         6.9 ADVICE OF CHANGES. Between the date hereof and the Effective Time, ANTEC and TSX shall promptly provide notice to the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or which would cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate, or any of its covenants, conditions or agreements contained in this Agreement not to be complied with or satisfied. The delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.10 PERFORMANCE OF CONTRACTS. If not performed by TSX prior to the Effective Time, following the Effective Time ANTEC shall perform and comply with the contracts or other arrangements with the officers and other affiliates of TSX as described in
Schedule 3.18 to the TSX Disclosure Schedules.

         6.11  NO CONDUCT INCONSISTENT WITH THIS AGREEMENT.

               (a) Each of ANTEC and TSX and their respective Subsidiaries shall, and ANTEC and TSX shall cause their respective officers and directors to, and each of ANTEC and TSX shall use all reasonable efforts to cause its employees, affiliates, representatives, agents and advisors to, immediately cease any existing discussions or negotiations with respect to any of the following involving ANTEC or TSX, as the case may be, or any of their respective subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction in which holders of ANTEC or TSX, as the case may be, would hold less than a majority of the voting interests in the surviving entity, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the company and its subsidiaries taken as a whole, in a single transaction or series of transactions, (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of Common Stock or the filing of a registration statement under the Securities Act in connection therewith, (iv) the issuance, sale or other disposal (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing, or convertible into or exercisable for the acquisition of, 10% or more of the voting power of ANTEC or TSX or any of their respective Subsidiaries or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (collectively, an "Alternate Transaction"), other than with each other.

               (b)  Neither ANTEC nor TSX nor any of their
respective Subsidiaries shall, and ANTEC and TSX shall cause their respective officers and directors not to, and each of ANTEC and TSX shall use all reasonable efforts to cause its employees, affiliates, representatives, agents and advisors not to, directly or indirectly, encourage, solicit, initiate, engage or participate in any discussions or negotiations with, or provide any information or access to information to, any corporation, partnership, person or other entity or group, other than the other party to this Agreement, concerning any Alternate Transaction.

               (c) Each of ANTEC and TSX shall promptly inform the other of any inquiry, offer or proposal (including the terms thereof and the identity of the party making such inquiry, offer or proposal) that it receives in respect of any Alternate Transaction, other than from each other, and shall furnish to the other a copy of any such inquiry, offer or proposal that is in writing.

               (d)  Nothing contained herein shall prohibit
either ANTEC or TSX or their respective Boards of Directors from taking and disclosing to their stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from making such disclosure to their respective stockholders which, in the judgment of their Boards of Directors with the advice of counsel, may be required under applicable law.

         6.12 REGISTRATION OF ANTEC COMMON STOCK. ANTEC will file with the SEC a registration statement on Form S-8 covering (or amend a currently effective S-8 so that it covers) the issuance by ANTEC of ANTEC Common Stock upon the exercise of options held by TSX's directors and employees that prior to the Effective Time were exercisable to purchase TSX Common Stock and will use all reasonable efforts to have such S-8 (or amendment) declared effective by the SEC prior to the Effective Time.

         6.13 AMENDMENT TO REGISTRATION RIGHTS AGREEMENT. Upon the execution of this Agreement, ANTEC will deliver to Tele-Communications, Inc. an executed copy of a Registration Rights Agreement substantially in the form attached hereto as Exhibit D.


         6.14 ACCOUNTING TREATMENT. The parties agree that the Merger will be accounted for on the "pooling of interests" method under the requirements of Opinion No. 16 (BUSINESS COMBINATIONS) of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended.


                            ARTICLE VII
                       CONDITIONS PRECEDENT
                       --------------------

         7.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

              (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of TSX Common Stock and ANTEC Common Stock entitled to vote thereon.

              (b)   NASDAQ-NMS LISTING.  The shares of ANTEC
     Common Stock which shall be issued to the stockholders of TSX upon consummation of the Merger shall have been authorized for listing on The Nasdaq Stock Market's National
     Market, subject to official notice of issuance.

              (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained, on terms and conditions reasonably satisfactory to each of TSX and ANTEC, and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

              (d) THIRD PARTY APPROVALS. All authorizations, consents and approvals of any third party which if not obtained would have a Material Adverse Effect on ANTEC or a

     Material Adverse Effect on TSX shall have been obtained and shall be in full force and effect.

              (e) REGISTRATION STATEMENTS. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of ANTEC or TSX, threatened by the SEC.

              (f) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

              (g) FEDERAL TAX OPINION. TSX and ANTEC shall each have received opinions from Schiff Hardin & Waite and Kemp, Smith, Duncan & Hammond, P.C., (or such other counsel as the parties may agree upon), in form and substance reasonably satisfactory to each, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

                   (i)   The Merger will constitute a tax free
          reorganization under Section 368(a)(i)(A) of the Code, and TSX and ANTEC will each be a party to the reorganization;

                  (ii)   No gain or loss will be recognized by
          TSX or ANTEC, as the case may be, as a result of the Merger;

                 (iii)   No gain or loss will be recognized by
          the stockholders of TSX who exchange their TSX Common
          Stock for ANTEC Common Stock pursuant to the Merger;

                  (iv) The tax basis of the ANTEC Common Stock received by stockholders who exchange all of their TSX Common Stock solely for ANTEC Common Stock in the Merger will be the same as the tax basis of the TSX Common Stock surrendered in exchange therefor; and

                   (v)   The holding period of the ANTEC Common
          Stock received by stockholders of TSX in the Merger will include the period during which the shares of TSX Common Stock surrendered in exchange therefor were held; provided, such TSX Common Stock was held as a capital asset by the holder of such TSX Common Stock or ANTEC Common Stock at the Effective Time.

     In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of TSX or ANTEC, as the case may be, and others.

              (h) POOLING OF INTERESTS. TSX and ANTEC shall have received a copy of an opinion of Ernst & Young LLP, dated as of the Effective Time, in substantially the form of Exhibit E, or otherwise reasonably satisfactory to TSX and ANTEC, addressed to ANTEC that, based on such procedures as were deemed relevant, the Merger will qualify as a pooling of interests under generally accepted accounting principles.

         7.2 CONDITIONS TO OBLIGATIONS OF TSX. The obligation of TSX to effect the Merger is also subject to the satisfaction, or waiver by TSX, at or prior to the Effective Time of the following conditions:

              (a)   REPRESENTATIONS AND WARRANTIES. The
     representations and warranties of ANTEC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or to the extent changes to the underlying facts are expressly authorized by this Agreement) as of the Closing Date as though made on and as of the Closing Date.

              (b) PERFORMANCE OF OBLIGATIONS OF ANTEC. ANTEC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TSX shall have received a certificate signed on behalf of ANTEC by its President or a Vice President certifying as to the matters specified in (a), (b) and (c) of this Section 7.2, and a certificate from the Secretaries of ANTEC and Merger Sub certifying as to (i) the content and continuing effectiveness as of the Closing Date of the resolutions of the sole stockholder of Merger Sub and the boards of directors of ANTEC and Merger Sub approving this Agreement and the transactions contemplated hereby, and (ii) the fact that this Agreement and the transactions contemplated hereby have been duly approved by the requisite vote of the stockholders of ANTEC in accordance with the certificate of incorporation of ANTEC, the rules and regulations of the Nasdaq Stock Market, and the Delaware General Corporate Law and that such approval is in full force and effect.

              (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, (i) no event shall have occurred which has had a Material Adverse Effect on ANTEC, and (ii) no condition (other than general economic or competitive conditions), event, circumstances, fact or other occurrence shall have occurred that may reasonably be expected to have or result in such a Material Adverse Effect on ANTEC.

              (d) OPINIONS OF COUNSEL TO ANTEC. TSX shall have received from Schiff Hardin & Waite, counsel to ANTEC, and the General Counsel of ANTEC, the opinions dated the Closing Date, in substantially the form of Exhibit F, and from Kummer Kaempfer Bonner & Renshaw, Nevada counsel to ANTEC and TSX, an opinion, dated the Closing Date, in substantially the form of Exhibit H.

              (e) COMFORT LETTERS. TSX shall have received from Ernst & Young LLP "comfort letters" dated the date of mailing of the Joint Proxy Statement and the Closing Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to TSX.

              (f) AVAILABILITY OF POOLING. TSX shall have received an opinion, dated the Closing Date, from Ernst & Young LLP, in substantially the form of Exhibit I, or otherwise reasonably satisfactory to TSX, that, based upon such procedures as were deemed relevant, ANTEC qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting would be available.

         7.3 CONDITIONS TO OBLIGATIONS OF ANTEC. The obligation of ANTEC to effect the Merger is also subject to the satisfaction, or waiver by ANTEC, at or prior to the Effective
Time of the following conditions:

              (a)   REPRESENTATIONS AND WARRANTIES.  The
     representations and warranties of TSX set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or to the extent changes to the underlying facts are expressly authorized by this Agreement) as of the Closing Date as though made on and as of the Closing Date.

              (b) PERFORMANCE OF OBLIGATIONS OF TSX. TSX shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ANTEC shall have received a certificate signed on behalf of TSX by its President or a Vice President certifying as to the matters specified in
     (a), (b) and (c) of this Section 7.3, and a certificate from the Secretary of TSX certifying as to (i) the content and continuing effectiveness as of the Closing Date of the resolutions of the board of directors of TSX approving this Agreement and the transactions contemplated hereby, and (ii) the fact that this Agreement and the transactions contemplated hereby have been duly approved by the requisite vote of the stockholders of TSX in accordance with the articles of incorporation of TSX and the NRS and that such approval is in full force and effect.

              (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, (i) no event shall have occurred which has had a Material Adverse Effect on TSX, and (ii) no condition (other than general economic or competitive conditions), event, circumstances, fact or other occurrence shall have occurred that may reasonably be expected to have or result in such a Material Adverse Effect on TSX.

              (d) OPINIONS OF COUNSEL TO TSX. ANTEC shall have received from Kemp, Smith, Duncan & Hammond, P.C., counsel to TSX, an opinion, dated the Closing Date, in substantially the form of Exhibit G, and from Kummer Kaempfer Bonner & Renshaw, Nevada counsel to ANTEC and TSX, an opinion, dated the Closing Date, in substantially the form of Exhibit H.

              (e) COMFORT LETTERS. ANTEC shall have received from KPMG Peat Marwick LLP "comfort letters" dated the date of mailing of the Joint Proxy Statement and the Closing Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to ANTEC.

              (f) AVAILABILITY OF POOLING. ANTEC shall have received an opinion, dated the Closing Date, from KPMG Peat Marwick LLP, in substantially the form of Exhibit J, or otherwise reasonably satisfactory to ANTEC, that, based upon such procedures as were deemed relevant, TSX qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting would be available.

                           ARTICLE VIII
                    TERMINATION AND AMENDMENT
                    -------------------------

         8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time:

               (a)  by mutual written consent of ANTEC and TSX;
     or

               (b) (i) by either ANTEC or TSX if the Merger shall not have been consummated by April 30,1997 PROVIDED that the right to terminate this Agreement under this
     Section 8.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been a cause of or has resulted in the failure of the Merger to occur on or before such date, and (ii) by either ANTEC or TSX if there has been a material breach on the part of the other party in the representations, warranties or covenants of the other party set forth herein, or any failure on the part of the other party to comply with its obligations hereunder or any other events or circumstances shall have occurred such that, in any case, any of the conditions to the consummation of the Merger set forth in Section 7.1 or Section 7.2 (as to termination by TSX) or Section 7.1 and 7.3 (as to termination by ANTEC) could not be satisfied on or prior to April 30, 1997; or

               (c)  by either ANTEC or TSX if a court of
     competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger other than under any theory that this Agreement or the transactions contemplated hereby, or their approval, violate the fiduciary duties of the directors of ANTEC or TSX; or

               (d) by either ANTEC or TSX, if, at the meeting of the stockholders of ANTEC (including any adjournment or postponement), the requisite vote of the stockholders of ANTEC in favor of the Merger and the resulting issuance of shares shall not have been obtained; or

               (e) by either ANTEC or TSX, if, at the meeting of the stockholders of TSX (including any adjournment or postponement), the requisite vote of the stockholders of TSX in favor of this Agreement and the Merger shall not have been obtained; or

               (f)  by ANTEC or TSX if a court of competent
     jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case having the effect of restraining, enjoining or otherwise prohibiting the Merger and compelling TSX to consider an Alternate Transaction because it could be more favorable to its stockholders than the transactions contemplated by this Agreement (a "Superior Proposal");

               (g)  by ANTEC or TSX if a court of competent
     jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case having the effect of restraining, enjoining or otherwise prohibiting the Merger and compelling ANTEC to consider an Alternate Transaction because it could be a Superior Proposal;

               (h) by ANTEC if KPMG Peat Marwick LLP is unable to provide the letter described in Section 7.3(f) because of an error or omission in the information provided to Peat
     Marwick LLP prior to the date hereof;

               (i) by TSX if Ernst & Young LLP is unable to provide the letter described in Section 7.2(f) because of an error or omission in the information provided Ernst & Young
     LLP prior to the date hereof.

         8.2   EFFECT OF TERMINATION.

               (a)  In the event of the termination of this
     Agreement pursuant to Section 8.1 of this Agreement, this Agreement, except for the provisions of Sections 6.2(b), 6.7, 8.2, 9.1, 9.2 and 9.9, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, except as provided in subsections (b) and (c) below, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement occurring prior to termination.

               (b)  In the event of the termination of this
     Agreement by ANTEC or TSX pursuant to Section 8.1(e), (f), or (h), then in any such case TSX will, within five business days following any such termination by ANTEC, or in the case of a termination by TSX at or prior to such termination, pay to ANTEC, as liquidated damages, in exchange for a complete release of any liabilities of TSX hereunder, in cash by wire transfer in immediately available funds to an account designated by ANTEC a termination fee in an amount equal to $6,000,000 (such amount, the "Termination Fee").

               (c)  In the event of the termination of this
     Agreement by ANTEC or TSX pursuant to Section 8.1(d), (g), or (i), then in any such case ANTEC will, within five business days following any such termination by TSX or in the case of a termination by ANTEC at or prior to such termination, pay to TSX, as liquidated damages, in exchange for a complete release of any liabilities of ANTEC hereunder, in cash by wire transfer in immediately available funds to an account designated by TSX a termination fee in an amount equal to the Termination Fee.

         8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of ANTEC or TSX; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of ANTEC or TSX there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of TSX Common Stock hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of ANTEC or TSX, there may not be, without further approval of such stockholders, any waiver of any portion of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of TSX Common Stock hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                            ARTICLE IX
                        GENERAL PROVISIONS
                        ------------------

         9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, which shall terminate in accordance with their terms, shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time. Without by implication limiting the foregoing, none of the directors or officers of the parties hereto shall have any liability for any of the representations, warranties, covenants and agreements contained herein.

         9.2 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, PROVIDED, HOWEVER, that 60% of (i) all attorneys' fees incurred by the parties in connection with the preparation and filing of the Joint Proxy Statement, the S-4, or any other notice, filing, or application with any Governmental Entity, Regulatory Agency or SRO to be made by ANTEC or jointly by TSX and ANTEC, (ii) the costs and expenses of printing and mailing the Joint Proxy Statement, (iii) all filing and other fees paid to the Department of Justice or Federal Trade Commission (in connection with the HSR Act), the SEC, or any State Regulatory Agency in connection with the Merger and the transactions contemplated by this Agreement, and (iv) all filing and other fees relating to the listing of the ANTEC Common Stock on The Nasdaq Stock Market's National Market, shall be borne by ANTEC and the remainder shall be borne by TSX in the event that this Agreement is terminated prior to the Effective Time.

         9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by a nationally recognized overnight courier service (such as Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)   if to TSX, to:

                    TSX Corporation
                    4849 N. Mesa, Suite 200
                    El Paso, Texas 79912
                    Attention:     President
                    Telephone:     (915) 543-4815
                    Telecopier:    (915) 543-4821

               with a copy to:

                    Kemp, Smith, Duncan & Hammond, P.C.
                    2000 Norwest Bank Plaza
                    El Paso, Texas  79901
                    Attention:     Tad R. Smith
                    Telephone:     (915) 533-4424
                    Telecopier:    (915) 546-5360

          and

              (b)   if to ANTEC, to:

                    ANTEC Corporation
                    2850 West Golf Road
                    Rolling Meadows, Illinois 60008
                    Attention:     President
                    Telephone:     (847) 439-4444
                    Telecopier:    (847) 439-8559

               with copies to:

                    ANTEC Corporation
                    2850 West Golf Road
                    Rolling Meadows, Illinois 60008
                    Attention:     James E. Knox
                    Telephone:     (847) 439-4444
                    Telecopier:    (847) 439-8559

               and

                    Schiff Hardin & Waite
                    7200 Sears Tower
                    Chicago, Illinois  60606
                    Attention:     Stuart L. Goodman
                    Telephone:     (312) 258-5711
                    Telecopier:    (312) 258-5600

         9.4 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a section of or exhibit or schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require TSX, ANTEC or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

         9.5 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.6 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement between ANTEC and TSX dated as of August 16, 1996, constitute the entire agreement and supersede all other agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, including but not limited to the letter agreement between the parties hereto dated September 26, 1996. The Confidentiality Agreement, as amended hereby, shall survive any termination of this Agreement.

         9.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without regard to any applicable conflicts of law, except to the extent that the law of the State of Delaware shall apply to certain matters of corporate law relating to ANTEC, and except to the extent that state law is superseded by federal law. The parties hereto consent to the exclusive venue and jurisdiction of the Federal and state courts located in the State of Nevada and agree not to institute any litigation regarding this Agreement or the matters contemplated hereby in any other court.

         9.8 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.9 PUBLICITY. Except as otherwise required by applicable law or the rules of The Nasdaq Stock Market, neither TSX nor ANTEC shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

        9.10 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations of the parties under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          IN WITNESS WHEREOF, ANTEC, TSX and Merger Sub have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


ANTEC CORPORATION                  TSX CORPORATION



By:/s/ Lawrence A. Margolis        By:/s/ William H. Lambert
   -----------------------------      -----------------------------
Name:   Lawrence A. Margolis       Name:   William H. Lambert
Title:  Executive Vice President   Title:  President and Chief
                                           Executive Officer


TSX ACQUISITION CORPORATION



By:/s/ Lawrence A. Margolis
   -----------------------------
Name:   Lawrence A. Margolis
Title:  Executive Vice President